EXECUTION VERSION
FOURTH AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM
AGREEMENT

This Fourth Amendment (“Amendment Number Four”) dated as of February 25, 2014, to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010, January 30, 2013 and October 11, 2013, by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas, and GE CAPITAL RETAIL BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Money Bank, with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
WHEREAS, JCPenney and Bank desire to make certain changes to the Agreement regarding Bank’s obligations to pay the Dual Card Royalty Payment and to fund marketing activities relating to Dual Cards.
NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
I.    Dual Card Royalty Payment. Bank and JCPenney hereby agree that Section 13.20(b) in Schedule 13 of the Agreement shall be deleted in its entirety and superseded by the language contained in the attached excerpt of Schedule 13.
II.    Marketing Fund. Bank and JCPenney hereby agree that the definition of “Bank Dual Card Marketing Obligation” in Schedule 15.1 of the Agreement shall be deleted in its entirety and superseded by the language contained in the attached excerpt of Schedule 15.1.
III.    Amendment Number Four Effective Date. This Amendment Number Four shall become effective as of the date it has been executed by both parties.

IV.    Miscellaneous.
A.    The execution, delivery and performance of this Amendment Number Four has been duly authorized by all requisite corporate action on the part of JCPenney and Bank and upon execution by all parties, will constitute a legal and binding obligation of each thereof.
B.    The Agreement, as amended by this Amendment Number Four, constitutes the entire understanding of the parties with respect to the subject matter thereof. Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect. In the event of any conflict between the Agreement and this Amendment Number Four, the terms and conditions of this Amendment Number Four shall govern.
C.    The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number Four and the consummation of the transactions contemplated hereby and thereby.
D.    This Amendment Number Four may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. A facsimile or other electronic signature is as valid and binding as an original.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number Four as of the date set forth above.

J. C. PENNEY CORPORATION, INC.		GE CAPITAL RETAIL BANK

By:	/s/ Kenneth Hannah	By:	/s/ Margaret Keane

Title:	CFO, JCPenney	Title:	CEO, GE Capital Retail Bank

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